Exhibit 99.1

Rani Therapeutics Reports First Quarter 2022 Financial

Results; Provides Corporate Update

- Initiated a Phase 1 clinical trial of RT-102 for the treatment of osteoporosis –

- Unveiled the high-capacity RaniPill™ HC, capable of delivering payloads of up to 20 mg –

- Strengthened Board with the appointment of Lisa Rometty -

SAN JOSE, Calif., May 11, 2022 — Rani Therapeutics Holdings, Inc. (“Rani Therapeutics” or “Rani”) (Nasdaq: RANI), a clinical-stage biotherapeutics company focused on the oral delivery of biologics, today reported financial results for the first quarter ended March 31, 2022 and provided a corporate update.

“We started the year off strong, having unveiled the high-capacity RaniPill HC, advanced RT-102 into the clinic for a Phase 1 trial in osteoporosis, and continued development of our pipeline,” said Talat Imran, Chief Executive Officer of Rani Therapeutics. “I am delighted with the announcement of the RaniPill HC and look forward to exploring the opportunities it provides in expanding Rani’s pipeline and positioning the company for additional partnerships. Looking to our clinical trials, we expect to provide an update on our ongoing Phase 1 study of RT-102 for osteoporosis and initiate Rani’s third Phase 1 clinical trial, in the second half of the year.”

First Quarter Highlights

•

Initiated a Phase 1 Clinical Study of RT-102. In March 2022, Rani announced the initiation of a Phase 1 clinical study of RT-102, a RaniPill capsule containing parathyroid hormone for the treatment of osteoporosis, in Australia. The single-center, open label, Phase 1 study is evaluating the pharmacokinetics, safety and tolerability of RT-102 administered in healthy adult women volunteers. Preclinical data of RT-102 demonstrated a pharmacokinetic profile comparable to published data for once-daily PTH injections for the treatment of osteoporosis.

•

Unveiled the RaniPill High Capacity (HC). In February 2022, Rani announced the development of the RaniPill HC, an oral device capable of delivering therapeutic payloads of up to 500%-plus more than the original RaniPill capsule. In preclinical testing in a canine model using an adalimumab payload, the RaniPill HC deployed successfully and yielded a PK profile proportional to historical data obtained with adalimumab delivered via the original RaniPill capsule.

•

Appointed Lisa Rometty to Board of Directors. In January 2022, Rani appointed Lisa Rometty to its Board of Directors. Ms. Rometty has more than two decades of global commercialization and product development experience in the biotechnology and healthcare space.

Expected Near-Term Milestones

•	Topline Phase 1 RT-102 data readout expected in 2H 2022

•	Initiation of an additional Phase 1 clinical trial expected in 2H 2022

First Quarter Financial Results

•

Cash and cash equivalents as of March 31, 2022 were $107.8 million, compared to $117.4 million as of December 31, 2021. Rani expects its cash and cash equivalents balance to be sufficient to fund its operating expenses and capital expenditure requirements at least until the end of 2023.

•

Research and development expenses for the three months ended March 31, 2022 were $7.6 million, compared to $3.3 million for the same period in 2021. The increase was primarily attributed to higher compensation and benefits due to the increase in headcount, including $1.2 million of non-cash equity-based compensation expense, initiation of a Phase 1 clinical trial, and ongoing development of the RaniPill HC.

•

General and administrative expenses for the three months ended March 31, 2022 were $6.2 million, compared to $2.6 million for the same period in 2021. The increase was primarily attributed to the public company related costs and higher compensation and benefits due to the increase in headcount, including $1.7 million of non-cash equity-based compensation expense.

•	Net loss for the three months ended March 31, 2022 was $13.8 million, compared to $5.6 million for the same period in 2021.

Rani Therapeutics

Rani Therapeutics is a clinical stage biotherapeutics company focused on advancing technologies to enable the development of orally administered biologics. Rani has developed RaniPill capsules, which are a novel, proprietary and patented platform technology, intended to replace subcutaneous injection or intravenous infusion of biologics with oral dosing. Rani has successfully conducted several preclinical and clinical studies to evaluate safety, tolerability and bioavailability using RaniPill capsules. For more information, visit ranitherapeutics.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the timing of topline results from Rani’s Phase 1 trial of RT-102, the expected initiation of an additional Phase 1 trial of another product candidate in the second half of 2022, expected progress with the RaniPill HC platform, and potential expansion of Rani’s prospective opportunity, alone or in partnership, to an additional 50 biologics across multiple new indications, Rani’s development and advancement of its RaniPill capsule technology, including RaniPill HC, the impact of its technology on medical treatment, Rani’s advancement of its preclinical and clinical programs and timing of results, customer acceptance of the RaniPill capsule technology, the potential benefits of the RaniPill capsule technology, Rani’s ability to attract and retain talent, Rani’s prospects for entering into strategic partnerships or transactions, and Rani’s growth as a company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “may,” “expect,” “could,” “anticipate,” “look forward,” “progress,” “advance” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Rani’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Rani’s business in general, the impact of the COVID-19 pandemic, and the other risks described in Rani’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Rani undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

investors@ranitherapeutics.com

Media Contact:

media@ranitherapeutics.com

RANI THERAPEUTICS HOLDINGS, INC

Condensed Consolidated Balance Sheets

(In thousands, except par value)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$107,839	$117,453
Prepaid expenses	1,421	2,142

Total current assets	109,260	119,595
Property and equipment, net	4,890	4,612
Operating lease right-of-use asset	1,159	—

Total assets	$115,309	$124,207

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,265	$1,080
Related party payable	140	126
Accrued expenses	2,101	1,434
Operating lease liability, current portion	650	—

Total current liabilities	4,156	2,640
Operating lease liability, net current portion	509	—

Total liabilities	4,665	2,640
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value—20,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value—800,000 shares authorized; 24,387 and 19,712 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2	2
Class B common stock, $0.0001 par value—40,000 shares authorized; 24,773 and 29,290 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	3	3
Class C common stock, $0.0001 par value—20,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	67,933	55,737
Accumulated deficit	(14,554)	(8,331)

Total stockholders’ equity attributable to Rani Therapeutics Holdings, Inc.	53,384	47,411
Non-controlling interest	57,260	74,156

Total stockholders’ equity	110,644	121,567

Total liabilities and stockholders’ equity	$115,309	$124,207

RANI THERAPEUTICS HOLDINGS, INC

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Contract revenue	$—	$756
Operating expenses
Research and development	7,591	3,347
General and administrative	6,189	2,607

Total operating expenses	$13,780	$5,954

Loss from operations	(13,780)	(5,198)
Other income (expense), net
Interest income	15	47
Interest expense and other, net	—	(188)
Change in estimated fair value of preferred unit warrant	—	(216)

Loss before income taxes	(13,765)	(5,555)
Income tax expense	(63)	(43)

Net loss and comprehensive loss	$(13,828)	$(5,598)
Net loss attributable to non-controlling interest	(7,605)	(5,598)

Net loss attributable to Rani Therapeutics Holdings, Inc.	$(6,223)	$—

Net loss per Class A common share attributable to Rani Therapeutics Holdings, Inc., basic and diluted	$(0.29)

Weighted-average Class A common shares outstanding—basic and diluted	21,409